UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2007

NGP Capital Resources Company
(Exact name of registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney Street, Suite 2975, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 752-0062

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 12, 2007, the Registrant issued a press release announcing that its Board of Directors has declared a quarterly dividend to stockholders in the amount of $0.515 per common share. The expected dividend payment date is January 4, 2008 to shareholders of record on December 28, 2007. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

In the same press release, the Registrant announced that Sonoran Energy, Inc. (OTC BB:SNRN), an oil and gas producer with headquarters in Dallas, Texas, repaid in its entirety its $7 million senior secured credit facility and repurchased the Registrant's overriding royalty interest.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

c.	Exhibits

99.1	Press Release dated December 12, 2007.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGP Capital Resources Company (Registrant)
December 13, 2007 (Date)	/s/ STEPHEN K. GARDNER Stephen K. Gardner Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 12, 2007.